UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2015

AEMETIS, INC.
(Exact name of registrant as specified in its charter)

______________

Nevada	000-51354	26-1407544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20400 Stevens Creek Blvd., Suite 700
Cupertino, California 95014
(Address of Principal Executive Office) (Zip Code)

(408) 213-0940
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)  Compensatory Arrangements of Certain Officers.

On December 10, 2015, the Governance, Compensation and Nominating Committee of the Board of Directors (the “Board”) of Aemetis, Inc. (the “Company”) approved grants of warrants (the “Warrants”) to certain executive officers and members of the Board (the “Holders”) in the following amounts:

Shares of Common Stock

Name		Underlying Warrants	Vesting
Francis Barton		15,000 Warrants	Fully vested
John R. Block		10,000 Warrants	Fully vested
Steven Hutcheson		10,000 Warrants	Fully vested
Harold Sorgenti		15,000 Warrants	Fully vested
Andy Foster		20,000 Warrants	8.33% per quarter
Sanjeev Gupta		20,000 Warrants	8.33% per quarter
Todd Waltz		20,000 Warrants	8.33% per quarter

	Total:	110,000 Warrants

Each Warrant entitles the Holder to purchase shares of the Company’s common stock (the “Shares”), at an exercise price of $2.59 per Share. The Warrants expire ten years from the date of their original issuance (the “Original Issuance”), and are exercisable, in whole or in part, any time after the issuance of the Warrants has been approved by the Company’s stockholders, subject to any applicable time-base vesting. The Warrants issued to Messrs. Barton, Block, Hutcheson and Sorgenti were fully vest upon issuance and the Warrants issued to Messrs. Foster, Gupta and Waltz will vest on a schedule of installments of 8.33% of the total grant every three months, beginning at the on the date of grant, subject to each of them continuing in service to the Company.  All of the Warrants are subject to approval by the Company’s stockholders and will terminate, if stockholder approval is not obtained by December 9, 2016.

The Warrants provide for certain adjustments to the exercise price and the number of shares issuable upon exercise due to future corporate events such as stock splits, stock dividends or reclassification events. In the case of certain fundamental transactions affecting the Company, the holders of the Warrants, upon exercise of the Warrants after such fundamental transaction, have the right to receive, in lieu of Shares, the same amount and kind of securities, cash or property such holder would have been entitled to receive upon the occurrence of the fundamental transaction had the Warrants been exercised immediately prior to such fundamental transaction.

The foregoing descriptions of the Warrants do not purport to be complete and are qualified in their entirety by reference to the full text of the Warrants, which is filed as Exhibit 4.1 hereto and incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Aemetis, Inc.

December 16, 2015	By:	/s/ Eric A. McAfee
Eric A. McAfee
Chief Executive Officer